Execution Copy

AMENDMENT NO. 2 TO RIGHTS AGREEMENT

This Amendment No. 2 to Rights Agreement, dated as of January 9, 2026 (this “Amendment No. 2”), is made between National Healthcare Properties, Inc. (f/k/a Healthcare Trust, Inc.), a Maryland corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company (the “Rights Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Rights Agreement, as defined below.

WHEREAS, the Company and the Rights Agent are parties to that certain Rights Agreement, dated as of May 18, 2020, as amended (collectively, the “Rights Agreement”);

WHEREAS, the Company and the Rights Agent are parties to that certain Amendment No. 1 to Rights Agreement, dated as of May 18, 2023;

WHEREAS, the Company has delivered to the Rights Agent a certificate from an appropriate officer of the Company stating that this Amendment No. 2 complies with Section 27 of the Rights Agreement, a form of which is attached hereto as Exhibit A;

WHEREAS, Section 27 of the Rights Agreement provides, among other things, that the Company may, and the Rights Agent shall if the Company so directs, from time to time supplement or amend any provision of the Rights Agreement or adopt any provision with respect to the Rights which the Company may deem necessary or desirable, including, among other things, to change the Final Expiration Date to decrease the term of the Rights Agreement; without the approval of any holders of the Rights; and

WHEREAS, pursuant to and in accordance with Section 27 of the Rights Agreement, the Company and the Rights Agent desire to amend the Rights Agreement to accelerate the term thereof as further described herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.
Amendment to the definition of “Final Expiration Date”. The definition of “Final Expiration Date” contained in Section 1.33 of the Rights Agreement is hereby deleted and replaced in its entirety with the following:

““Final Expiration Date” means the date upon which the Rights expire, which is, unless the Rights are previously redeemed, exchanged or terminated, the earlier of January 12, 2026, or, if the Common Shares are listed on the NYSE or NASDAQ, 364 days from the commencement of trading thereon. The Rights Agent will not be deemed to have any knowledge of the Final Expiration Date unless and until it has been notified that the Final Expiration Date has occurred.”

2.
The reference to May 18, 2026, in the second sentence under the heading “EXERCISABILITY OF RIGHTS” of Exhibit B to the Rights Agreement (Summary of Rights to Purchase Common Shares) is hereby changed to January 12, 2026, and all provisions under this heading shall otherwise remain unchanged.

3.	Except as expressly provided in this Amendment No. 2, all terms and provisions of the Rights Agreement shall remain in full force and effect.

4.	This Amendment No. 2 may be executed in any number of counterparts, and each counterpart shall for all purposes be deemed to be an original, and all counterparts shall together constitute but one and the same instrument. A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

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5.	This Amendment No. 2 shall be deemed to be a contract made under the laws of the State of Maryland and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State, except that the rights, duties, immunities and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed as of the day and year first above written.

National Healthcare Properties, Inc.

By:	/s/ Jie Chai
	Name:	Jie Chai
	Title:	General Counsel

Computershare Trust Company, N.A., as Rights Agent

By:	/s/ Dennis V. Moccia
	Name:	Dennis V. Moccia
	Title:	Senior Manager, Contract Operations

[Signature Page to Amendment No. 2 to Rights Agreement]

EXHIBIT A

OFFICER’S CERTIFICATE

January __, 2026

Pursuant to Section 27 of that certain Rights Agreement, dated as of May 18, 2020, as amended (collectively, the “Rights Agreement”), by and between National Healthcare Properties, Inc. (f/k/a Healthcare Trust, Inc.), a Maryland corporation (the “Company”), and Computershare Trust Company, N.A., as rights agent (the “Rights Agent”), the undersigned officer of the Company does hereby certify, solely in his capacity as an officer of the Company, that Amendment No. 2 to Rights Agreement, to be entered into as of the date hereof, by and between the Company and the Rights Agent, is in compliance with the terms of Section 27 of the Rights Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned hereby executes this Officer’s Certificate as of the date first above written.

NATIONAL HEALTHCARE PROPERTIES, INC.

By: ___________________
Name: Jie Chai
Title: General Counsel

[Signature Page to Officer’s Certificate]